Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 16, 2011, in the Registration Statement (Form S-1) and related Prospectus of OXiGENE, Inc. for the registration of 4,849,101 shares of its common stock.

/s/ Ernst & Young LLP

Boston, Massachusetts
December 19, 2011